Exhibit 99.6

FEDERAL DEPOSIT INSURANCE CORPORATION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Amalgamated Bank

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2020

On March 19, 2020, Amalgamated Bank (the “Bank”) filed a definitive proxy statement with the Federal Deposit Insurance Corporation in connection with its Annual Meeting of Stockholders to be held on April 29, 2020. On April 17, 2020, the Bank issued a press release announcing that its Annual Meeting of Stockholders will now be held by means of a virtual-only format. The press release is being filed herewith as definitive additional material. Additionally, on or about April 17, 2020, the Bank mailed a letter with a new proxy card to stockholders of record as of March 11, 2020, each of which is filed herewith as definitive additional material.

The definitive additional materials should be read in conjunction with the proxy statement.

Press Release

AMALGAMATED BANK TO HOST ITS ANNUAL MEETING OF STOCKHOLDERS IN VIRTUAL FORMAT

NEW YORK, NY, April 17, 2020 – Amalgamated Bank (Nasdaq: AMAL), today announced that, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and based upon orders and guidance from Federal and New York authorities, its Annual Meeting of Stockholders (the “2020 Annual Meeting”) will now be held by means of a virtual-only format.

The 2020 Annual Meeting will be held on Wednesday, April 29, 2020 at 9:00 a.m., Eastern Time, as disclosed in Amalgamated’s proxy statement for the meeting. Online access to the meeting will begin at 9:00 a.m., Eastern Time. Stockholders will not be able to attend the meeting in person. If stockholders plan to attend the meeting virtually, they should periodically check the “Investor Relations – News and Events” tab on our corporate website, www.amalgamatedback.com, for updates prior to the meeting date.

As always, whether or not stockholders plan to attend the 2020 Annual Meeting, they are encouraged to vote their shares prior to the meeting. If a stockholder already has voted, (s)he does not need to vote again.

Attending the Virtual Meeting

Stockholders can attend the meeting by accessing https://web.lumiagm.com/?fromUrl=245788868 and entering the 11-digit control number on the proxy card you received. The password for the virtual meeting is ab2020. Record holders will receive a new proxy card that provides a new control number that will be required in order to gain access to the 2020 Annual Meeting. Stockholders who hold their shares in “street name” (i.e., through an account at a broker or other nominee) will need to follow their broker’s or nominee’s instructions that they previously received to obtain the 11-digit control number or otherwise attend through the broker or nominee.

A list of Amalgamated’s stockholders of record as of March 11, 2020, the record date for the 2020 Annual Meeting, will be available for examination by stockholders on the meeting website during the meeting.

Asking Questions

Stockholders may submit questions live during the meeting by accessing the meeting at https://web.lumiagm.com/?fromUrl=245788868, typing their question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting Shares at the Virtual Meeting

If a stockholder has already voted, and does not wish to change their vote, no further action is required on such stockholder’s part. Otherwise, such stockholder may vote during the meeting by following the instructions available on the meeting website.

Attending the Virtual Meeting as a Guest

Anyone wishing to attend the meeting as a guest in listen-only mode, please access https://web.lumiagm.com/?fromUrl=245788868 and enter the information requested on the screen. Please note those who attend as guests will not have the ability to ask questions or vote during the meeting.

About Amalgamated Bank

Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of 13 branches in New York City, Washington D.C., and San Francisco. Amalgamated was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country’s oldest labor unions. Amalgamated provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated is a proud member of the Global Alliance for Banking on Values and is a Certified B Corporation®. As of December 31, 2019, our total assets were $5.3 billion, total net loans were $3.4 billion, and total deposits were $4.6 billion. Additionally, as of December 31, 2019, the trust business held $32.4 billion in assets under custody and $13.9 billion in assets under management.

Media Contact:

Kaye Verville

The Levinson Group

kaye@mollylevinson.com

202-244-1785

Investor Contact:

Jamie Lillis

Solebury Trout

stockholderrelations@amalgamatedbank.com

800-895-4172

###

Letter to Stockholders with New Proxy Card

To the Stockholders of Amalgamated Bank:

Due to the emerging public health impact of the coronavirus (COVID-19) outbreak and out of an abundance of caution to support the health and well-being of our employees and stockholders, our annual meeting is now going to be held in a virtual-only format at 9:00 a.m., Eastern Time, on April 29, 2020. We have issued a press release that can be found at the “Investor Relations – News and Events” tab on our corporate website, www.amalgamatedback.com, that contains pertinent details on how to attend the annual meeting virtually.

If you were a stockholder as of the close of business on March 11, 2020, you may vote during the annual meeting. For registered stockholders (those whose shares are held directly and not in “street name”), you will need the control number set forth on the enclosed new proxy card (which is a different control number than was on the proxy card previously provided to you). If you hold your shares in “street name”—through an intermediary, you will need the control number set forth on the original proxy card that you received and you also must obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Street name holders must then follow the instructions from their broker included with the original proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2020.

If you have already voted, and do not wish to change your vote, no further action is required on your part. Otherwise, you may vote during the meeting by following the instructions available on the meeting website. Your vote is important, and we appreciate the time and consideration that we are sure you will give it.

By Order of the Board of Directors,

/s/ Lynne P. Fox
April 17, 2020	Lynne P. Fox, Chair of the Board of Directors

ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED BANK

April 29, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUAL ATTENDANCE - You may vote your shares by attending the virtual Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at https://ir.amalgamatedbank.com/financial-information/annual-reports

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21233003300000000000 6 042920

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect 12 directors to our board of directors each to serve until the Annual Meeting of Stockholders to be held in 2021 or until that person's successor is duly elected and qualified;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lynne Fox
- ○ Donald Bouffard, Jr.
- ○ Maryann Bruce
- ○ Patricia Diaz Dennis
- ○ Robert Dinerstein
- ○ Mark A. Finser
- ○ Julie Kelly
- ○ John McDonagh
- ○ Keith Mestrich
- ○ Robert Romasco
- ○ Edgar Romney, Sr.
- ○ Stephen R. Sleigh

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2020;	☐	☐	☐
3. To approve the adoption of an amended and restated Organization Certificate of the Bank to add (a) a provision describing our business purpose, and (b) a provision that requires our directors, when discharging his or her duties, to consider the effects of any action or inaction on other stakeholders in addition to Amalgamated Bank;	☐	☐	☐
4. To approve the Amalgamated Bank Employee Stock Purchase Plan;	☐	☐	☐
5. To conduct a non-binding, advisory vote on the compensation of the Bank's Named Executive Officers.	☐	☐	☐

NOTE-This proxy may be revoked at the pleasure of the stockholder executing it at any time before the authority granted hereby is exercised in accordance with Section 6009 of the New York Banking Law.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AMALGAMATED BANK

April 29, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at https://ir.amalgamatedbank.com/financial-information/annual-reports

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21233003300000000000 6 042920

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect 12 directors to our board of directors each to serve until the Annual Meeting of Stockholders to be held in 2021 or until that person's successor is duly elected and qualified;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lynne Fox
- ○ Donald Bouffard, Jr.
- ○ Maryann Bruce
- ○ Patricia Diaz Dennis
- ○ Robert Dinerstein
- ○ Mark A. Finser
- ○ Julie Kelly
- ○ John McDonagh
- ○ Keith Mestrich
- ○ Robert Romasco
- ○ Edgar Romney, Sr.
- ○ Stephen R. Sleigh

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2020;	☐	☐	☐
3. To approve the adoption of an amended and restated Organization Certificate of the Bank to add (a) a provision describing our business purpose, and (b) a provision that requires our directors, when discharging his or her duties, to consider the effects of any action or inaction on other stakeholders in addition to Amalgamated Bank;	☐	☐	☐
4. To approve the Amalgamated Bank Employee Stock Purchase Plan;	☐	☐	☐
5. To conduct a non-binding, advisory vote on the compensation of the Bank's Named Executive Officers.	☐	☐	☐

NOTE-This proxy may be revoked at the pleasure of the stockholder executing it at any time before the authority granted hereby is exercised in accordance with Section 6009 of the New York Banking Law.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMALGAMATED BANK
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders April 29, 2020 at 9:00 a.m.
The undersigned does hereby constitute and appoint Adele Hogan and Kay A. Gordon, and each of them, attorneys with the full power of substitution to each, for and in the name of the undersigned to vote all shares of Class A common stock of Amalgamated Bank (the “Bank”) held of record on March 11, 2020 by the undersigned, at the 2020 Annual Meeting of Stockholders, to be held in virtual format, on April 29, 2020, at 9:00 AM (ET) and at any adjournment or postponement of the meeting, for the purposes more fully described in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if personally present. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.
Only holders of record on March 11, 2020 of Class A common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on the reverse side.)
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